FOR IMMEDIATE RELEASE

CNA FINANCIAL ANNOUNCES SECOND QUARTER 2023
NET INCOME OF $1.04 PER SHARE AND CORE INCOME OF $1.13 PER SHARE
•Net income up 49% to $283 million versus $190 million in the prior year quarter; core income up 34% to $308 million versus $230 million in the prior year quarter.
•P&C core income of $374 million versus $317 million in the prior year quarter, reflects higher investment income and record high pretax underlying underwriting income, partially offset by higher catastrophe losses and lower favorable net prior year development.
•Corporate & Other core loss of $46 million versus $78 million in the prior year quarter.
•Net investment income up 33% to $575 million pretax, includes an $83 million increase from limited partnerships and common stock to $68 million and a $60 million increase from fixed income securities and other investments to $507 million.
•P&C combined ratio of 93.8%, compared with 91.0% in the prior year quarter, including 3.1 points of catastrophe loss impact compared with 1.8 points in the prior year quarter. The underlying combined ratio was 91.1% compared with 90.8%, in the prior year quarter. The underlying loss ratio was 59.9% and the expense ratio was 30.9%.
•P&C segments, excluding third party captives, generated gross written premium growth of 12% and net written premium growth of 9%. Excluding currency fluctuations, gross written premiums grew 12% and net written premiums grew 10%. P&C renewal premium change of +7%, with written rate of +5% and exposure change of +2%.
•Book value per share of $32.22; book value per share excluding AOCI of $44.86, a 5% increase from year-end 2022 adjusting for $2.04 of dividends per share.
•Board of Directors declares regular quarterly cash dividend of $0.42 per share.

CHICAGO, July 31, 2023 --- CNA Financial Corporation (NYSE: CNA) today announced second quarter 2023 net income of $283 million, or $1.04 per share, versus $190 million, or $0.69 per share, in the prior year quarter. Net investment losses for the quarter were $25 million compared to $40 million in the prior year quarter. Core income for the quarter was up 34% to $308 million, or $1.13 per share, versus $230 million, or $0.84 per share, in the prior year quarter.
Our Property & Casualty segments produced core income of $374 million for the second quarter of 2023, an increase of $57 million compared to the prior year quarter driven by higher investment income and record high pretax underlying underwriting income, partially offset by higher catastrophe losses and lower favorable net prior year development. P&C segments, excluding third party captives, generated gross written premium growth of 12% and net written premium growth of 9% for the second quarter of 2023 driven by renewal premium change of +7%, including rate of +5%, exposure change of +2% and new business growth of 11%. Excluding currency fluctuations, gross written premiums grew 12% and net written premiums grew 10%.
Our Life & Group segment produced a core loss of $20 million for the second quarter of 2023 versus $9 million in the prior year quarter primarily due to long term care policy buyouts.
Our Corporate & Other segment produced a core loss of $46 million for the second quarter of 2023 versus $78 million in the prior year quarter driven by lower net prior year loss reserve development and higher net investment income.
CNA Financial declared a quarterly dividend of $0.42 per share, payable August 31, 2023 to stockholders of record on August 14, 2023.

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions, except per share data)	2023	2022 (a)	2023	2022 (a)
Net income	$283	$190	$580	$485
Core income (b)	308	230	633	528

Net income per diluted share	$1.04	$0.69	$2.13	$1.78
Core income per diluted share	1.13	0.84	2.33	1.94

	June 30, 2023	December 31, 2022 (a)
Book value per share	$32.22	$31.55
Book value per share excluding AOCI	44.86	44.83
(a)As of January 1, 2023, the Company adopted LDTI using the modified retrospective method applied as of the transition date of January 1, 2021. Prior period amounts have been adjusted to reflect application of the new guidance.
(b)Management utilizes the core income (loss) financial measure to monitor the Company's operations. Please refer herein to the Reconciliation of GAAP Measures to Non-GAAP Measures section of this press release for further discussion of this non-GAAP measure.
"We produced strong results in the quarter with double-digit top-line growth and continued excellent profitability. Core income increased by 34% in the quarter and net investment income was up 33% with significant increases in LPs, common stock, and the fixed income portfolio.
The all-in combined ratio was very strong at 93.8%, with pretax catastrophe losses of $68 million, or 3.1 points of the combined ratio, and 0.4 points of favorable prior period development. The P&C underlying combined ratio of 91.1% generated a record $200 million of pretax P&C underlying underwriting gain.
In the quarter, we achieved very strong production performance with 12% growth in gross written premium ex captives and 9% growth in net written premium. Renewal premium change was 7% for P&C overall and 11% in Commercial, which was up 2 points from the first quarter. Retention remained consistently high at 86% and new business was up 11%, similar to the first quarter.
With the strong top-line and bottom-line results in the first half of the year and improved investment returns, we are optimistic about our opportunities through the remainder of 2023," said Dino E. Robusto, Chairman & Chief Executive Officer of CNA Financial Corporation.

Property & Casualty Operations

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2023	2022	2023	2022
Gross written premiums ex. 3rd party captives	$2,986	$2,676	$5,710	$5,130
GWP ex. 3rd party captives change (% year over year)	12%		11%
Net written premiums	$2,513	$2,296	$4,760	$4,319
NWP change (% year over year)	9%		10%
Net earned premiums	$2,234	$2,037	$4,367	$3,977
NEP change (% year over year)	10%		10%
Underwriting gain	$138	$185	$268	$341
Net investment income	$332	$227	$633	$462
Core income	$374	$317	$720	$638

Loss ratio excluding catastrophes and development	59.9%	60.0%	59.9%	60.0%
Effect of catastrophe impacts	3.1	1.8	2.7	1.4
Effect of development-related items	(0.4)	(1.6)	0.2	(1.0)
Loss ratio	62.6%	60.2%	62.8%	60.4%

Expense ratio	30.9%	30.5%	30.8%	30.7%

Combined ratio	93.8%	91.0%	93.9%	91.4%
Combined ratio excluding catastrophes and development	91.1%	90.8%	91.0%	91.0%
•The underlying combined ratio increased 0.3 points as compared with the prior year quarter. The expense ratio increased 0.4 points driven by higher employee related costs. The underlying loss ratio was largely consistent with the prior year quarter.
•The combined ratio increased 2.8 points as compared with the prior year quarter. Catastrophe losses were $68 million, or 3.1 points of the loss ratio in the quarter compared with $37 million, or 1.8 points of the loss ratio, for the prior year quarter. Favorable net prior year development improved the loss ratio by 0.4 points in the current quarter as compared with 1.6 points of improvement in the prior year quarter.
•P&C segments, excluding third party captives, generated gross written premium growth of 12% and net written premium growth of 9%. Excluding currency fluctuations, gross written premiums grew 12% and net written premiums grew 10%.

Business Operating Highlights
Specialty

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2023	2022	2023	2022
Gross written premiums ex. 3rd party captives	$961	$973	$1,847	$1,858
GWP ex. 3rd party captives change (% year over year)	(1)%		(1)%
Net written premiums	$825	$832	$1,613	$1,603
NWP change (% year over year)	(1)%		1%
Net earned premiums	$812	$794	$1,609	$1,566
NEP change (% year over year)	2%		3%

Underwriting gain	$74	$93	$154	$181

Loss ratio excluding catastrophes and development	58.6%	58.6%	58.5%	58.7%
Effect of catastrophe impacts	—	0.1	—	0.1
Effect of development-related items	(0.3)	(1.2)	(0.2)	(1.3)
Loss ratio	58.3%	57.5%	58.3%	57.5%

Expense ratio	32.4%	30.4%	31.9%	30.7%

Combined ratio	90.9%	88.1%	90.4%	88.4%
Combined ratio excluding catastrophes and development	91.2%	89.2%	90.6%	89.6%
•The underlying combined ratio increased 2.0 points as compared with the prior year quarter due to an increase in the expense ratio driven by higher employee related and acquisition costs.
•The combined ratio increased 2.8 points as compared with the prior year quarter. Favorable net prior year development improved the loss ratio by 0.3 points in the quarter compared with 1.2 points of improvement in the prior year quarter.
•Gross written premiums, excluding third party captives and net written premiums both declined 1% for the second quarter of 2023.

Commercial

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2023	2022	2023	2022
Gross written premiums ex. 3rd party captives	$1,604	$1,321	$3,044	$2,527
GWP ex. 3rd party captives change (% year over year)	21%		20%
Net written premiums	$1,329	$1,134	$2,517	$2,135
NWP change (% year over year)	17%		18%
Net earned premiums	$1,120	$974	$2,166	$1,878
NEP change (% year over year)	15%		15%

Underwriting gain	$42	$69	$83	$117

Loss ratio excluding catastrophes and development	61.5%	61.5%	61.5%	61.5%
Effect of catastrophe impacts	5.2	3.0	4.7	2.4
Effect of development-related items	(0.5)	(1.8)	(0.3)	(0.9)
Loss ratio	66.2%	62.7%	65.9%	63.0%

Expense ratio	29.6%	30.0%	29.8%	30.3%

Combined ratio	96.3%	93.2%	96.2%	93.8%
Combined ratio excluding catastrophes and development	91.6%	92.0%	91.8%	92.3%
•The underlying combined ratio improved 0.4 points as compared with the prior year quarter, reflecting the lowest underlying combined ratio on record. The expense ratio improved 0.4 points driven by net earned premium growth of 15%.
•The combined ratio increased 3.1 points as compared with the prior year quarter. Catastrophe losses were $59 million, or 5.2 points of the loss ratio in the quarter compared with $29 million, or 3.0 points of the loss ratio, for the prior year quarter. Favorable net prior year development improved the loss ratio by 0.5 points in the quarter compared with 1.8 points of improvement in the prior year quarter.
•Gross written premiums, excluding third party captives grew 21% and net written premiums grew 17% for the second quarter of 2023.

International

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2023	2022	2023	2022
Gross written premiums	$421	$382	$819	$745
GWP change (% year over year)	10%		10%
Net written premiums	$359	$330	$630	$581
NWP change (% year over year)	9%		8%
Net earned premiums	$302	$269	$592	$533
NEP change (% year over year)	12%		11%

Underwriting gain	$22	$23	$31	$43

Loss ratio excluding catastrophes and development	57.9%	58.5%	57.7%	58.6%
Effect of catastrophe impacts	3.1	2.8	2.9	2.0
Effect of development-related items	—	(1.8)	2.5	(1.0)
Loss ratio	61.0%	59.5%	63.1%	59.6%

Expense ratio	31.2%	32.1%	31.5%	32.4%

Combined ratio	92.2%	91.6%	94.6%	92.0%
Combined ratio excluding catastrophes and development	89.1%	90.6%	89.2%	91.0%
•The underlying combined ratio improved 1.5 points as compared with the prior year quarter. The expense ratio improved 0.9 points driven by net earned premium growth of 12% and lower acquisition costs. The underlying loss ratio improved 0.6 points as compared with the prior year quarter.
•The combined ratio increased 0.6 points as compared with the prior year quarter. Catastrophe losses were $9 million, or 3.1 points of the loss ratio in the quarter compared with $7 million, or 2.8 points of the loss ratio, for the prior year quarter. There was no net prior year development in the current quarter compared with 1.8 points of favorable development improving the loss ratio in the prior year quarter.
•Excluding currency fluctuations, gross written premiums grew 12% and net written premiums grew 10% for the second quarter of 2023.

Life & Group

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2023	2022 (a)	2023	2022 (a)
Net earned premiums	$113	$118	$228	$238
Claims, benefits and expenses	375	342	716	680
Net investment income	229	201	443	413
Core loss	(20)	(9)	(23)	(4)
(a) As of January 1, 2023, the Company adopted LDTI using the modified retrospective method applied as of the transition date of January 1, 2021. Prior period amounts have been adjusted to reflect application of the new guidance.
Excluding the impacts of long term care policy buyouts, year to date 2023 underwriting results are generally in line with expectations.
Corporate & Other

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2023	2022	2023	2022
Insurance claims and policyholders' benefits	$29	$57	$22	$49
Interest expense	30	28	58	56
Net investment income	14	4	24	5
Core loss	(46)	(78)	(64)	(106)
Core loss decreased $32 million for the second quarter of 2023 as compared with the prior year quarter driven by lower net prior year loss reserve development and higher net investment income. The current quarter includes a $28 million after-tax charge related to unfavorable prior year development largely associated with legacy mass tort claims compared with a $51 million after-tax charge in the second quarter of 2022.
Net Investment Income

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
	2023	2022	2023	2022
Fixed income securities and other	$507	$447	$1,004	$887
Limited partnership and common stock investments	68	(15)	96	(7)
Net investment income	$575	$432	$1,100	$880
Net investment income increased $143 million for the second quarter of 2023 as compared with the prior year quarter. The increase was driven by an $83 million increase in income from limited partnership and common stock investments and a $60 million increase in income from fixed income securities and other investments.
Stockholders' Equity
Stockholders’ equity of $8.7 billion improved 2% from year-end 2022 primarily due to net income partially offset by dividends paid to stockholders.
Book value per share ex AOCI of $44.86 increased 5% from year-end 2022 adjusting for $2.04 of dividends per share.
As of June 30, 2023, statutory capital and surplus for the Combined Continental Casualty Companies was $10.5 billion.

Accounting Standards Update
In August 2018, the FASB issued ASU 2018-12, Financial Services-Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts (LDTI). The updated accounting guidance requires changes to the measurement and disclosure of long-duration contracts. For the Company, this includes the run-off long term care business in the Life & Group segment. The Company adopted the new guidance effective January 1, 2023, using the modified retrospective method applied as of the transition date of January 1, 2021. All prior period amounts have been adjusted to reflect application of the new guidance. While the requirements of the new guidance represent a material change from legacy accounting, the new guidance does not impact capital and surplus under statutory accounting practices, cash flows or the underlying economics of the business. Additional information regarding the Company’s adoption of ASU 2018-12 and the impact to historical financial results is contained in the Company's Q1 2023 Financial Supplement, furnished on Form 8-K, on May 1, 2023 with the Securities and Exchange Commission.

About the Company
CNA is one of the largest U.S. commercial property and casualty insurance companies. Backed by more than 125 years of experience, CNA provides a broad range of standard and specialized insurance products and services for businesses and professionals in the U.S., Canada and Europe.  For more information, please visit CNA at www.cna.com.
Contact

Media:	Analysts:
Jennifer Vaupel, 847-224-2464	Ralitza Todorova, 312-822-3834

Conference Call and Webcast/Presentation Information
A conference call for investors and the professional investment community will be held at 8:00 a.m. (CT) today. On the conference call will be Dino E. Robusto, Chairman and Chief Executive Officer of CNA Financial Corporation, Scott R. Lindquist, Executive Vice President and Chief Financial Officer of CNA Financial Corporation and other members of senior management. Participants can access the call by dialing (844) 481-2830 (USA Toll Free) or +1 (412) 317-1850 (International). The call will also be broadcast live on the internet and may be accessed from the Investor Relations page of the CNA website (www.cna.com). A presentation will be posted and available on the CNA website that will provide additional insight into the results.
The call is available to the media, but questions will be restricted to investors and the professional investment community. An online replay will be available on CNA's website following the call. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting investor.relations@cna.com.
Definition of Reported Segments
•Specialty provides management and professional liability and other coverages through property and casualty products and services using a network of brokers, independent agencies and managing general underwriters.
•Commercial works with a network of brokers and independent agents to market a broad range of property and casualty insurance products to all types of insureds targeting small business, construction, middle markets and other commercial customers.
•International underwrites property and casualty coverages on a global basis through a branch operation in Canada, a European business consisting of insurance companies based in the U.K and Luxembourg and Hardy, our Lloyd's Syndicate.
•Life & Group includes the individual and group run-off long term care businesses as well as structured settlement obligations not funded by annuities related to certain property and casualty claimants.
•Corporate & Other primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re, asbestos and environmental pollution (A&EP), a legacy portfolio of excess workers' compensation (EWC) policies and certain legacy mass tort reserves.
Financial Measures
Management utilizes the following metrics in their evaluation of the Property & Casualty Operations.
These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).
•Loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums.
•Underlying loss ratio represents the loss ratio excluding catastrophe losses and development-related items.
•Expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums.
•Dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums.
•Combined ratio is the sum of the loss, expense and dividend ratios.
•Underlying combined ratio is the sum of the underlying loss, expense and dividend ratios.
Renewal premium change represents the estimated change in average premium on policies that renew, including rate and exposure changes.
Rate represents the average change in price on policies that renew excluding exposure change. For certain products within Small Business, where quantifiable, rate includes the influence of new business as well.
Exposure represents the measure of risk used in the pricing of the insurance product. The change in exposure represents the change in premium dollars on policies that renew as a result of the change in risk of the policy.
Retention represents the percentage of premium dollars renewed, excluding rate and exposure changes, in comparison to the expiring premium dollars from policies available to renew.

New business represents premiums from policies written with new customers and additional policies written with existing customers.
Gross written premiums ex. 3rd party captives represents gross written premiums excluding business which is ceded to third party captives, including business related to large warranty programs.
Development-related items represents net prior year loss reserve and premium development, and includes the effects of interest accretion and change in allowance for uncollectible reinsurance and deductible amounts.
Underwriting gain (loss) represents net earned premiums less total insurance expenses, which includes insurance claims and policyholders' benefits, amortization of deferred acquisition costs and other insurance related expenses, pre-tax.
Underlying underwriting gain (loss) represents underwriting results excluding catastrophe losses and development-related items.
Statutory capital and surplus represents the excess of an insurance company's admitted assets over its liabilities, including loss reserves, as determined in accordance with statutory accounting practices. Statutory capital and surplus as of the current period is preliminary.
The Company's investment portfolio is monitored by management through analysis of various factors including unrealized gains and losses on securities, portfolio duration and exposure to market and credit risk.
Reconciliation of GAAP Measures to Non-GAAP Measures
This press release also contains financial measures that are not in accordance with GAAP.  Management utilizes these financial measures to monitor the Company's insurance operations and investment portfolio. The Company believes the presentation of these measures provides investors with a better understanding of the significant factors that comprise the Company's operating performance. Reconciliations of these measures to the most comparable GAAP measures follow below.
Reconciliation of Net Income (Loss) to Core Income (Loss)
Core income (loss) is calculated by excluding from net income (loss) the after-tax effects of net investment gains or losses. The calculation of core income (loss) excludes net investment gains or losses because net investment gains or losses are generally driven by economic factors that are not necessarily reflective of our primary operations. Management monitors core income (loss) for each business segment to assess segment performance. Presentation of consolidated core income (loss) is deemed to be a non-GAAP financial measure.

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2023	2022 (a)	2023	2022 (a)
Net income	$283	$190	$580	$485
Less: Net investment (losses) gains	(25)	(40)	(53)	(43)
Core income	$308	$230	$633	$528
(a)As of January 1, 2023, the Company adopted LDTI using the modified retrospective method applied as of the transition date of January 1, 2021. Prior period amounts have been adjusted to reflect application of the new guidance.
Reconciliation of Net Income (Loss) per Diluted Share to Core Income (Loss) per Diluted Share
Core income (loss) per diluted share provides management and investors with a valuable measure of the Company's operating performance for the same reasons applicable to its underlying measure, core income (loss). Core income (loss) per diluted share is core income (loss) on a per diluted share basis.

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
	2023	2022 (a)	2023	2022 (a)
Net income per diluted share	$1.04	$0.69	$2.13	$1.78
Less: Net investment (losses) gains	(0.09)	(0.15)	(0.20)	(0.16)
Core income per diluted share	$1.13	$0.84	$2.33	$1.94
(a)As of January 1, 2023, the Company adopted LDTI using the modified retrospective method applied as of the transition date of January 1, 2021. Prior period amounts have been adjusted to reflect application of the new guidance.

Reconciliation of Book Value per Share to Book Value per Share Excluding AOCI
Book value per share excluding AOCI allows management and investors to analyze the amount of the Company's net worth primarily attributable to the Company's business operations. The Company believes this measurement is useful as it reduces the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates.

	June 30, 2023	December 31, 2022 (a)
Book value per share	$32.22	$31.55
Less: Per share impact of AOCI	(12.64)	(13.28)
Book value per share excluding AOCI	$44.86	$44.83
(a)As of January 1, 2023, the Company adopted LDTI using the modified retrospective method applied as of the transition date of January 1, 2021. Prior period amounts have been adjusted to reflect application of the new guidance.
Calculation of Return on Equity and Core Return on Equity
Core return on equity provides management and investors with a measure of how effectively the Company is investing the portion of the Company's net worth that is primarily attributable to its business operations.

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2023	2022 (a)	2023	2022 (a)
Annualized net income	$1,132	$762	$1,160	$970
Average stockholders' equity including AOCI (b)	8,696	9,352	8,637	10,055
Return on equity	13.0%	8.1%	13.4%	9.6%

Annualized core income	$1,233	$924	$1,266	$1,058
Average stockholders' equity excluding AOCI (b)	12,063	12,122	12,148	12,316
Core return on equity	10.2%	7.6%	10.4%	8.6%
(a)As of January 1, 2023, the Company adopted LDTI using the modified retrospective method applied as of the transition date of January 1, 2021. Prior period amounts have been adjusted to reflect application of the new guidance.
(b)Average stockholders' equity is calculated using a simple average of the beginning and ending balances for the period.
For additional information, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statements
This press release includes statements that relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties, please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
Any descriptions of coverage under CNA policies or programs in this press release are provided for convenience only and are not to be relied upon with respect to questions of coverage, exclusions or limitations. With regard to all such matters, the terms and provisions of relevant insurance policies are primary and controlling. In addition, please note that all coverages may not be available in all states.
“CNA" is a registered trademark of CNA Financial Corporation. Certain CNA Financial Corporation subsidiaries use the "CNA" trademark in connection with insurance underwriting and claims activities. Copyright © 2023 CNA. All rights reserved.

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